Exhibit 10.1

LEDGEMONT TECHNOLOGY CENTER

Lexington, Massachusetts

FOURTH AMENDMENT TO LEASE CYTEIR THERAPEUTICS, INC.

Fourth Amendment to Lease (“Fourth Amendment”) dated as of October 3 , 2023 between 99 Hayden LLC, a Delaware limited liability company (“Landlord”), and Cyteir Therapeutics, Inc., a Delaware corporation (“Tenant”).

Background

WHEREAS, Landlord’s predecessor in interest, 128 Spring Street Lexington, LLC, a Delaware limited liability company, and Tenant entered into a certain Lease dated August 8, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 15, 2019 (the “First Amendment”), Second Amendment to Lease dated July 1, 2021 (the “Second Amendment”), and Lease Amendment and Termination Agreement dated March 29, 2023 (the “Third Amendment”) (collectively the “Lease”), between Landlord and Tenant for certain premises consisting of approximately 5,531 rentable square feet of which is known as Suite 450 located on the 400 Level of the B Building (“Suite 450B”) (the “Premises”) of Ledgemont Technology Center at 99 Hayden Avenue, Lexington, Massachusetts (the “Building”). Capitalized terms used and not otherwise defined in this Fourth Amendment shall have the meanings ascribed to them in the Lease.

The Lease is scheduled to expire October 31, 2023. Landlord and Tenant desire to enter into this Fourth Amendment to extend the Term of the Lease on the terms more particularly set forth in this Fourth Amendment.

Agreement

FOR VALUE RECEIVED, Landlord and Tenant agree as follows:

1.
Extension of Term. The Lease Term is hereby extended for an additional term (the “Fourth Amendment Extended Term”) of one (1) month, commencing immediately after the existing Term expiration, on November 1, 2023 (referred to herein as the “Fourth Amendment Extended Term Commencement Date”) and expiring on November 30, 2023 (the “Fourth Amendment Extended Term Expiration Date”). From and after the Fourth Amendment Extended Term Commencement Date, the Fourth Amendment Extended Term Expiration Date shall be deemed to be the Extension Term under the Lease, and all references to the “Term”, “Extension Term”, or “term” in the Lease shall be deemed to refer to the Extended Term hereunder.

2.
Base Rent.

a)
Commencing on the Fourth Amendment Extended Term Commencement Date and continuing through the Fourth Amendment Extended Term Expiration Date, Base Rent for Suite

Exhibit 10.1

450B of the Premises only shall be due and payable in a monthly installment as provided in the Lease, in the following amounts:

Month of Term	Monthly Base Rent
November 1, 2023 – November 30, 2023	$14,057.96

b)
Through the period ending on the day immediately preceding the Fourth Amendment Extended Term Commencement Date, Tenant shall continue to pay installments of all Base Rent, Additional Rent and all other amounts payable under the Lease for the Premises as provided in the Lease.

3.
As-Is. The Premises are being leased in their “as-is” condition without representation or warranty by Landlord, and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Premises during the Extended Term, except to the extent of Landlord’s obligations under the Lease.

4.
Security Deposit. Tenant acknowledges that Landlord is holding an irrevocable Letter of Credit in the amount of $255,317.10 subject to the terms and conditions set forth in Article 15 of the Lease.

5.
Termination of Options. Except a set forth herein, Tenant acknowledges and agrees that all Options are currently terminated. For purposes hereof, “Options” shall mean all rights or options of Tenant to (i) extend or renew the Term, or (ii) expand or contract the Premises or (iii) rights of first refusal or first offer or notice (or similar rights) with respect to the lease of other space in the Building.

6.
No Broker. Landlord and Tenant represents and warrants to the other that it dealt with no agent or broker in connection with this Fourth Amendment. Tenant covenants to defend, pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions, and charges claimed by any broker or agent, with respect to this Fourth Amendment or the negotiation thereof arising from a breach of the foregoing warranty.

7.
Ratification. Except as set forth herein, the terms of the Lease are hereby ratified and confirmed. Each party hereby warrants and represents that, to the best of its knowledge (i) as of the date hereof the parties have complied with all of the terms and conditions of the Lease,

(ii) Tenant has no rights to any credit, claim, cause of action, offset or similar charge against Landlord or the Base Rent existing as of the date hereof, and (iii) without Landlord’s prior written consent, there have been no assignees, sublessees or transferees of the Lease, or any person or firm occupying or having the right in the future to occupy the Premises, or any part thereof, except Tenant.

8.
Confidentiality. Except as may be required by law or regulation, Landlord and Tenant hereby agree to keep the terms of this Fourth Amendment and all negotiations in connection therewith, confidential and not disclose same to any other person or entity, without the prior consent of the other party; provided, however, that the terms hereof may be disclosed without such

Exhibit 10.1

consent to a party’s accountants, attorneys, employees, agents, potential transferees and lenders, and others in privity with such party to the extent reasonably necessary for such party’s business purposes, or in connection with a dispute hereunder, provided that such party has been expressly advised of the confidential nature of such information.

9.
Counterparts. The parties acknowledge and agree that (a) this Fourth Amendment may be executed in counterparts each of which shall be deemed an original, and all of which shall be deemed one and the same instrument and (b) an electronic signature on this Fourth Amendment shall be deemed to have the full effect of an original signature (each party hereby agreeing, however, to provide to the other party an original signature to this Fourth Amendment upon the other party's written request therefor).

10.
Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control. The recitals set forth above in this Fourth Amendment are hereby incorporated by this reference. This Fourth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns. This Fourth Amendment shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts. Each party has cooperated in the drafting and preparation of this Fourth Amendment and, therefore, in any construction to be made of this Fourth Amendment, the same shall not be construed against either party. This Fourth Amendment may be executed in counterparts, and when both Landlord and Tenant have signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Fourth Amendment, which shall be binding upon and effective as to Landlord and Tenant. In case any one or more of the provisions contained in this Fourth Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Fourth Amendment, and this Fourth Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Exhibit 10.1

EXECUTED as a sealed Massachusetts instrument as of the date first written above.

LANDLORD:

99 Hayden LLC,

a Delaware limited liability company

By: /s/ Peter Gottlieb

Name: Peter Gottlieb

Title: Manager

TENANT:

Cyteir Therapeutics, Inc., a Delaware corporation

By: /s/ Markus Renschler

Name: Markus Renschler

Title: President and CEO